Exhibit 99.1

BI-OPTIC VENTURES INC.

September 24, 2010 Trading Symbol: TSXV = BOV.H; OTC = BOVKF

NOT FOR DISSEMINATION IN THE UNITED STATES OR THROUGH U.S. NEWS WIRES

REACTIVATION TRANSACTION

Bi-Optic Ventures Inc. ("Bi-Optic" or the "Corporation") listed on NEX – TSX Venture Exchange, is pleased to announce it has entered into a letter of intent dated September 20, 2010 (the "Letter of Intent") with Eidam Diagnostics Corporation ("Eidam"), pursuant to which Bi-Optic has agreed to acquire 100% of the issued and outstanding shares of Eidam in a reverse takeover (the "Transaction").

The proposed Transaction is an arm's length transaction.  No insiders of Bi-Optic own securities in Eidam and no insiders of Eidam own securities in Bi-Optic.

About Eidam

Eidam is a private company incorporated on November 7, 2005 under the provisions of the Canadian Business Corporations Act.  Capital 21 Holdings Corporation (“Capital 21”) is the majority shareholder of Eidam.  Capital 21 is controlled by Bernard Armani, a British Columbia resident.  Mr. Armani is the Chief Executive Officer and President of Eidam.

Eidam owns the intellectual property to certain computerized regulation thermography related to its CRT 2000® Thermographic System (“CRT 2000®”) medical device and related software.  The CRT 2000® is a noninvasive, reproducible thermographic tool that evaluates pre-determined skin temperature points and is able to detect the changes in the body's temperature regulation to produce data that can be used for adjunctive diagnosis of certain diseases.

Capital 21 acquired the CRT 2000® technology from Eidam Medisin-Technologie GmbH in an arms-length transaction in 1995. Capital 21 subsequently sold this technology to Eidam.

Directors, Officers and Other Insiders

It is the intention of Bi-Optic and Eidam to establish and maintain a board of directors that consists of directors with a combination of appropriate skill sets and is compliant with all regulatory and corporate governance requirements.  Prior to closing the transaction Bi-Optic with assistance of its appointed Sponsor will review its board of directors and officers and if appropriate make any changes deemed necessary at the time to best support the Corporation moving forward.

As part of the Transaction, it is proposed that Mr. Armani will be appointed to the Board of Directors of Bi-Optic at closing. Mr. Armani, through his holding company Capital 21, is involved with the development and investment in new biotechnologies. He has over 26 years of experience in the natural health industry in Germany and Switzerland.  Mr. Armani founded BioLytical Laboratories Inc., a private company which developed, tested and is now marketing Insti™ HIV-1 and HIV-2 Rapid Antibody 1 Minute Test Kits.  Mr. Armani subsequently sold his position in this company at a profit.  In 1997, Mr. Armani founded DermaMed Pharmaceuticals Inc., a private company which manufacturers natural therapeutic products which are available in over 4,500 health food stores and 1,500 pharmacies in North America.  Other private companies in the health care industry Mr. Armani and Capital 21 are involved with include: InterGlobal Consulting, InterGenomic Science Corporation, Panacea Preventive Medicine Clinic & Research Centers, and Pharmaglyph Corporation.

Mr. Armani is also a director of Orient Venture Capital Inc., a Capital Pool Corporation listed on the TSX Venture Exchange under the symbol “OVC.P”.  In

2005, Mr. Armani received the Entrepreneur of the Year Award from the Richmond British Columbia Chamber of Commerce.  Mr. Armani received his diploma from the School of Commerce in Neunkirchen, Germany in 1979.

No other changes or appointments to the board of directors or officers have been proposed at this time.

Summary of the Proposed Transaction

The Letter of Intent provides that Bi-Optic will acquire 100% of the issued and outstanding shares of Eidam, as a result of which, Eidam will become a wholly owned subsidiary of Bi‐Optic.  It is proposed to accomplish this by way of a corporate arrangement.  The shareholders of Eidam in return for their shares in Eidam will receive up to 67,870,000 shares of common stock of Bi-Optic (“Bi-Optic Common Shares”).  Upon completion of the Transaction, it is expected the shareholders of Eidam will own approximately 76.79% of the issued and outstanding common shares of Bi-Optic (pre exercise of the Bi‐Optic warrants and stock options outstanding and any common shares issued in the Proposed Private Placement described below). Capital 21 and Armani together will own approximately 59% of the issued and outstanding common shares of Bi‐Optic on a nondiluted basis.

Proposed Private Placement

Bi-Optic and Eidam have agreed to complete a private placement of securities of Bi-Optic or Eidam to raise gross proceeds of up to $3,000,000 (the "Proposed Private Placement").  The Proposed Private Placement will be completed concurrent with the completion of the Transaction.  The final terms and conditions of the Private Placement will be mutually agreed upon by Bi-Optic and Eidam.  If the entire Proposed Private Placement is completed by Eidam prior to the closing of the Transaction, then up to an additional 24,451,250 shares of Bi-Optic may be issued (or up to a total of 92,321,250 shares of Bi-Optic).

Proceeds of the Proposed Private Placement will be primarily used to manufacture and market the CRT 2000® units, as well as for general corporate purposes.

Conditions of the Completion of the Transaction

The obligations of Bi-Optic and Eidam to consummate the Transaction shall be subject to, among other things:

(a) the execution of a definitive acquisition agreement;

(b) the completion of a satisfactory due diligence review prior to September 30, 2010 of Eidam, its financial condition, operations, assets and the industry in which Eidam conducts its Business;

(c) the appointment of a broker sponsor for the reorganized Bi‐Optic to meet TSXV’s sponsorship requirements;

(d) Bi-Optic’s receipt of the audited financial statements of Eidam;

(e) Bi-Optics receipt of a valuation or assessment reasonably required to establish the value of Eidam in a form satisfactory to Bi-Optic and the TSX Venture Exchange;

(f) completion of the Proposed Private Placement on or prior to Closing on terms mutually satisfactory to the parties;

(g) acceptance of the Transaction by the TSX Venture Exchange and Bi-Optic establishing to the TSXVenture Exchange that it will meet all required minimum listing requirements of the TSX Venture Exchange as a Tier 2 technology issuer post Closing; and

(h) receipt of the approval of the shareholders of Bi-Optic or Eidam, or both, as may be required, to the Transaction (“Shareholder Approval”).

The conditions listed above are for the benefit of, and may be waived by, Bi-Optic and Eidam as they relate to the obligations of the other party to perform or obtain same.

Valuation Report

Eidam has provided Bi-Optic with a valuation report dated May 26, 2010, prepared by Evans and Evans, Inc., on 100% of the issued and outstanding shares of Eidam (the "Report").  The Report will be submitted to the TSX Venture Exchange for review as part of the Transaction.  When the Report is approved by the TSX Venture Exchange, it will be filed on SEDAR, concurrently with the Management Information Statement which Bi-Optic will prepare for review by the TSX Venture Exchange in connection with the Transaction and TSX Venture Exchange Policy 5.2 - Changes of Business and Reverse Takeovers.

Sponsorship

Bi-Optic expects to retain a sponsor shortly in connection with the Transaction.

General

As indicated above, completion of the transaction is subject to a number of conditions, including Exchange acceptance and disinterested Shareholder Approval.  The transaction cannot close until the required Shareholder Approval is obtained.  There can be no assurance that the transaction will be completed as proposed or at all.  Investors are cautioned that, except as disclosed in the Management Information Circular to be prepared in connection with the transaction, any information released or received with respect to the Transaction may not be accurate or complete and should not be relied upon. Trading in the securities of Bi-Optic should be considered highly speculative, and trading will remain halted until either the Transaction is completed or satisfactory documentation is filed with the Exchange.

THE TSX VENTURE EXCHANGE HAS IN NO WAY PASSED UPON THE MERITS OF THE PROPOSED TRANSACTION AND HAS NEITHER APPROVED NOR DISAPPROVED THE CONTENTS OF THIS PRESS RELEASE.

Forward Looking Statements

Except for statements of historical fact, this news release contains certain "forward-looking information" within the meaning of applicable securities law.  Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur.  Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Bi-Optic undertakes no obligation to update Forward-looking information if circumstances or management's estimates or opinions should change except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements.  More detailed information about potential factors that could affect financial results is included in the documents filed from time to time with the Canadian securities regulatory authorities by Bi-Optic.

For further information, please contact:

Harry Chew, President

Phone: (604) 689-2646

ON BEHALF OF THE BOARD OF DIRECTORS

“Harry Chew”

Harry Chew

President

______________________________

BI-OPTIC VENTURES INC.

Suite #1518-1030 West Georgia St., Vancouver, BC Canada V6E 2Y3

Phone (604) 689-2646   Fax (604) 689-1289

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